NEWS RELEASE

CONTACT:        Kenneth J. Wagner, SVP Investor Relations
                Provident Financial Services, Inc.
                (201) 915-5344

FOR RELEASE 7:43 A.M. Eastern Time: January 26, 2006


    Provident Financial Services, Inc. Announces Fourth Quarter and Full-Year
                               Earnings for 2005


JERSEY CITY, NJ, January 26 /PRNewswire-First Call/ - Provident Financial Services, Inc. (NYSE:PFS) (the "Company") reported basic and diluted earnings per share of $0.23 for the quarter ended December 31, 2005, representing decreases of 7.1% and 7.2%, respectively, compared to basic and diluted earnings per share of $0.25 and $0.24, respectively for the quarter ended December 31, 2004. Basic and diluted earnings per share were $0.89 and $0.88, respectively, for the year ended December 31, 2005, representing increases of 10.6% and 10.0%, respectively, compared to basic and diluted earnings per share of $0.80 for the year ended December 31, 2004. Net income for the three months ended December 31, 2005 totaled $14.8 million, a decrease of $2.3 million, or 13.5%, compared to $17.1 million reported for the same period in 2004. Net income was $58.5 million for the year ended December 31, 2005, an increase of $9.2 million, or 18.7%, compared to $49.3 million for the same period in 2004.

The earnings and per share data reflect the inclusion of the operations of First Sentinel Bancorp, Inc. ("First Sentinel") which merged with the Company on July 14, 2004, and the related issuance of 18.5 million shares of the Company's common stock in connection with the merger, from the July 14, 2004 merger date. Earnings for the year ended December 31, 2005 also reflect the acceptance of a Voluntary Resignation Initiative ("VRI") by certain officers of the Company in the second quarter of 2005, which resulted in an after-tax charge of $815,000. Fourth quarter and full year 2004 earnings were impacted by one-time expenses related to the merger and integration of First Sentinel's operations of approximately $291,000 and $1.2 million, respectively, net of tax. Furthermore, fourth quarter and full year 2004 earnings included a $1.9 million reduction in income tax expense resulting from a reduction in a valuation allowance against a deferred tax asset.

Paul M. Pantozzi, Chairman and Chief Executive Officer, commented, "In the fourth quarter we maintained our disciplined response to a challenging economic and competitive environment. While solid, our earnings results reflect the impact of a flat yield curve that continued to put pressure on our net interest margin during the quarter, as it did throughout 2005. To minimize margin compression, we adhered to our strategies of pricing deposit offerings conservatively and of using cash flows from maturing securities to reduce wholesale borrowings. These strategies constrained asset growth in general and deposit growth in particular, but we viewed margin preservation as a priority in the current interest rate environment. In addition, we sought to sustain earnings momentum and to enhance operating efficiency by continuing to manage non-interest expenses."

Declaration of Quarterly Dividend

The Company's Board of Directors declared a quarterly cash dividend of $0.09 per common share payable on February 28, 2006, to stockholders of record as of the close of business on February 15, 2006.

Balance Sheet Summary

Total assets were $6.05 billion at December 31, 2005, compared to $6.43 billion at December 31, 2004, as reductions in cash and securities balances were used to fund loan originations, repayments of borrowings, net deposit outflows and common stock repurchases.

Cash and cash equivalents decreased $46.4 million, or 28.4%, during the year ended December 31, 2005.

Total investments decreased $358.1 million, or 19.3%, during the year ended December 31, 2005. The decrease was primarily attributable to paydowns on mortgage-backed securities and maturities of debt securities. In addition, the Company sold $34.3 million of primarily mortgage-backed securities during the year as part of its ongoing interest rate risk management process.

The Company's net loans increased $33.7 million, or 0.9%, to $3.71 billion at December 31, 2005, from $3.67 billion at December 31, 2004, driven by loan originations of $1.17 billion and loan purchases of $137.4 million. The Company sold $36.2 million in 20- and 30-year fixed-rate residential mortgage loans during the year ended December 31, 2005, as another component of the Company's ongoing interest rate risk management process.

At December 31, 2005, the Company's unfunded loan pipeline totaled $696.2 million, including $211.2 million in construction loan commitments, $168.9 million in commercial loan commitments and $97.4 million in commercial mortgage commitments. This compares with an unfunded loan pipeline of $793.8 million at September 30, 2005.

Borrowed funds decreased $196.0 million, or 16.8%, during the year ended December 31, 2005, as a result of maturities and paydowns on amortizing obligations.

Total deposits decreased $129.0 million, or 3.2%, during the year ended December 31, 2005. Total deposits were $3.92 billion at December 31, 2005, with core deposits, consisting of savings and demand deposit accounts, representing 63.1% of total deposits.

Treasury stock increased $96.3 million for the year-to-date. Common stock repurchases for the three and twelve months ended December 31, 2005, totaled 711,000 shares at an average cost of $18.24 per share, and 5.4 million shares at an average cost of $17.92 per share, respectively. At December 31, 2005, book value per share and tangible book value per share were $15.68 and $9.33, respectively. An additional 2.0 million shares remain eligible for repurchase under the current common stock repurchase authorization.

Results of Operations

Net Interest Margin

The net interest margin compressed four basis points to 3.27% for the quarter ended December 31, 2005, from 3.31% for the quarter ended September 30, 2005. This was a decrease of 11 basis points compared with the net interest margin of 3.38% for the quarter ended December 31, 2004. The weighted average rate for interest-earning assets was 5.20% for the three months ended December 31, 2005, compared with 5.11% for the trailing quarter and 4.90% for the three months ended December 31, 2004. The weighted average rate for interest-bearing liabilities was 2.29% for the quarter ended December 31, 2005, compared with 2.13% for the trailing quarter and 1.79% for the fourth quarter of 2004.

For the year ended December 31, 2005, the net interest margin was 3.34%. This was a decrease of six basis points compared with the net interest margin of 3.40% for the year ended December 31, 2004. The weighted average rate for interest-earning assets was 5.08% for the year ended December 31, 2005, compared with 4.81% for the year ended December 31, 2004. The weighted average rate for interest-bearing liabilities was 2.07% for the year ended December 31, 2005, compared with 1.72% for the year ended December 31, 2004. The higher rates on interest-earning assets and interest-bearing liabilities reflect the increases in market interest rates experienced throughout the past year.

Non-Interest Income

Non-interest income totaled $7.7 million for the quarter ended December 31, 2005, an increase of $1.1 million, or 16.7%, compared to the same period in 2004. Fee income increased $384,000 for the quarter ended December 31, 2005, compared with the same period in 2004, while net gains on securities sales increased $159,000 and other income increased $536,000. The increase in fee income was primarily attributable to deposit fees and fees related to the outsourcing of the official check function. The increase in other income was primarily attributable to a gain recognized on the call of an FHLB advance.

For the year ended December 31, 2005, non-interest income totaled $29.2 million, an increase of $70,000, or 0.2%, compared to 2004. Increases in fee income of $2.1 million and income on Bank Owned Life Insurance ("BOLI") of $666,000 were largely offset by a reduction in securities gains of $1.0 million and a decline in other income of $1.7 million. The increase in fee income was primarily attributable to deposit fees, loan prepayment fees, ATM and debit card income and fees related to the outsourcing of the official check function. The increase in BOLI income was primarily a result of additional BOLI acquired from the First Sentinel merger. Other income for the year ended December 31, 2005, included losses on loan sales of $152,000, compared with gains of $1.5 million recorded in 2004.

Non-Interest Expense

For the three months ended December 31, 2005, non-interest expense decreased $2.7 million, or 8.4%, to $29.5 million, compared to $32.3 million for the three months ended December 31, 2004. Other non-interest expense decreased $2.0 million for the quarter ended December 31, 2005, compared with the same period in 2004, with significant reductions in consultant fees, insurance, printing and supplies expense. Amortization of intangibles decreased $639,000 for the quarter ended December 31, 2005, compared with the same period in 2004, as a result of scheduled reductions in core deposit intangible amortization and a reduction in mortgage servicing rights amortization resulting from slower principal repayments.

For the year ended December 31, 2005, non-interest expense increased $4.8 million, or 4.1%, to $124.2 million, compared to $119.3 million for the year ended December 31, 2004. Compensation and employee benefits expense increased $3.7 million for the year ended December 31, 2005, compared with the same period in 2004, as a result of increased staffing following the First Sentinel acquisition and a $1.4 million expense recognized in the second quarter of 2005 in connection with the VRI. Amortization of intangibles increased $1.9 million for the year ended December 31, 2005, compared with the same period in 2004, primarily as a result of amortization of the core deposit intangible recorded in connection with the First Sentinel acquisition. Additional increases in occupancy expense of $2.4 million and data processing expense of $530,000 for the year ended December 31, 2005, compared with the same period in 2004, were also due primarily to the acquisition and integration of First Sentinel's operations. As a result of the First Sentinel acquisition, the Company added 22 full-service branch locations, including the former headquarters building, which serves as the Provident Loan Center. Partially offsetting these increases, advertising and promotions expense declined $1.7 million for the year ended December 31, 2005, compared with the same period in 2004 and other non-interest expense declined $2.0 million. The decline in other non-interest expense included significant reductions in consultant and audit related fees, insurance costs and ATM processing expense.

The Company's annualized non-interest expense as a percentage of average assets improved to 1.93% for the quarter ended December 31, 2005, compared with 1.97% for the same period in 2004. For the year ended December 31, 2005, non-interest expense as a percentage of average assets was 2.00%, compared with 2.24% for the same period in 2004. The efficiency ratio (non-interest expense divided by the sum of net interest income and non-interest income) was 57.72% for the quarter ended December 31, 2005, compared with 58.52% for the same period in 2004. For the year ended December 31, 2005, the efficiency ratio was 58.94%, compared with 62.31% for the same period in 2004.

Income Tax Expense

For the three and twelve months ended December 31, 2005, the Company's effective tax rates were 31.4% and 31.9%, respectively, compared with 22.2% and 28.1% for the three and twelve months ended December 31, 2004, respectively. In the fourth quarter of 2004, the Company reduced a valuation allowance against a deferred tax asset related to charitable contributions. The reduction in valuation allowance resulted in a decrease in fourth quarter 2004 income tax expense of $1.9 million.

Asset Quality

The Company continues to emphasize asset quality. Total non-performing loans at December 31, 2005 were $6.0 million, or 0.16% of total loans, compared to $6.5 million, or 0.18% of total loans at September 30, 2005, and $6.2 million, or 0.17% of total loans at December 31, 2004. At December 31, 2005, the Company's allowance for loan losses was 0.86% of total loans, compared with 0.89% of total loans at September 30, 2005, and 0.91% of total loans at December 31, 2004. The Company recorded provisions for loan losses of $100,000 and $600,000 for the three and twelve months ended December 31, 2005, respectively, compared with provisions of $900,000 and $3.6 million for the three and twelve months ended December 31, 2004, respectively. For the three and twelve months ended December 31, 2005, net charge-offs totaled $741,000 and $2.4 million, respectively, compared with net charge-offs of $764,000 and $3.4 million for the same periods in 2004.

About the Company

Provident Financial Services, Inc. is the holding company for The Provident Bank, a community-oriented bank that offers a full range of retail and commercial loan and deposit products. The Bank currently operates 76 full service branches throughout northern and central New Jersey.

Post Earnings Conference Call

Representatives of the Company will hold a conference call for investors at 10:00 a.m. Eastern Time on January 26, 2006 regarding highlights of the Company's fourth quarter and year-end 2005 financial results. The call may be accessed by dialing 1-877-407-8035 (Domestic) or 1-201-689-8035 (International). Internet access to the call is also available (listen only) at www.providentnj.com by going to Investor Relations and clicking on Webcast.

Forward Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the
Securities  Exchange  Act  of  1934.  Such  forward-looking  statements  may  be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
                      Consolidated Statements of Condition
               December 31, 2005 (Unaudited) and December 31, 2004
                             (Dollars in Thousands)

                            Assets                                      December 31, 2005               December 31, 2004
                                                                 --------------------------------- ----------------------------

Cash and due from banks                                         $                       107,353   $                  121,187
Federal funds sold                                                                          --                        16,000
Short-term investments                                                                    9,915                       26,507
                                                                 --------------------------------- ----------------------------
                  Total cash and cash equivalents                                       117,268                      163,694
                                                                 --------------------------------- ----------------------------

Investment securities (market value of $407,972
        at December 31, 2005 (unaudited) and $450,071
        at December 31, 2004)                                                           410,914                      445,633
Securities available for sale, at fair value                                          1,082,957                    1,406,340
Federal Home Loan Bank stock                                                             43,794                       48,283

Loans                                                                                 3,739,122                    3,707,211
        Less allowance for loan losses                                                   31,980                       33,766
                                                                 --------------------------------- ----------------------------
                  Net loans                                                           3,707,142                    3,673,445
                                                                 --------------------------------- ----------------------------

Foreclosed assets, net                                                                      670                          140
Banking premises and equipment, net                                                      60,949                       64,605
Accrued interest receivable                                                              23,155                       23,865
Intangible assets                                                                       435,838                      443,148
Bank-owned life insurance                                                               111,075                      105,932
Other assets                                                                             58,612                       58,237
                                                                 --------------------------------- ----------------------------
                  Total assets                                  $                     6,052,374   $                6,433,322
                                                                 ================================= ============================

             Liabilities and Stockholders' Equity
Deposits:
        Demand deposits                                         $                     1,109,507   $                1,116,812
        Savings deposits                                                              1,363,997                    1,538,466
        Certificates of deposit of $100,000 or more                                     304,229                      253,024
        Other time deposits                                                           1,143,725                    1,142,171
                                                                 --------------------------------- ----------------------------
                  Total deposits                                                      3,921,458                    4,050,473

Mortgage escrow deposits                                                                 18,121                       15,389
Borrowed funds                                                                          970,108                    1,166,064
Subordinated debentures                                                                  26,444                       27,113
Other liabilities                                                                        39,948                       37,507
                                                                 --------------------------------- ----------------------------
                  Total liabilities                                                   4,976,079                    5,296,546
                                                                 --------------------------------- ----------------------------

Stockholders' Equity:
Preferred stock, $0.01 par value,
  50,000,000 shares authorized, none issued                                                 --                           --
Common stock, $0.01 par value, 200,000,000 shares authorized,
  79,879,017 shares issued and 68,661,800 shares outstanding at
  December 31, 2005, and 74,078,784 shares outstanding
   at December 31, 2004                                                                     799                          799
Additional paid-in capital                                                              964,555                      960,792
Retained earnings                                                                       395,589                      358,678
Accumulated other comprehensive (loss) income                                            (8,906)                       3,767
Treasury stock at cost                                                                 (167,113)                     (70,810)
Unallocated common stock held by Employee Stock
  Ownership Plan                                                                        (73,316)                     (76,101)
Common Stock acquired by the Stock Award Plan                                           (35,313)                     (40,349)
Common Stock acquired by the Directors' Deferred Fee Plan                               (13,224)                     (13,379)

                                       5

Deferred compensation - Directors' Deferred Fee Plan                                     13,224                       13,379
                                                                  -------------------------------- ----------------------------
                  Total stockholders' equity                                          1,076,295                    1,136,776
                                                                  -------------------------------- ----------------------------
                  Total liabilities and stockholders'
                      equity                                     $                    6,052,374   $                6,433,322
                                                                  ================================ ============================

                PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
                        Consolidated Statements of Income
       Three Months and Year Ended December 31, 2005 and 2004 (Unaudited)
                  (Dollars in Thousands, Except Per Share Data)

                                                         Three Months Ended                Year Ended
                                                            December 31,                  December 31,
                                                    -----------------------------  ----------------------------
                                                        2005           2004            2005          2004
                                                    ------------- ---------------  ------------- --------------
                                                            (Unaudited)                    (Unaudited)
Interest income:
 Real estate secured loans                         $    38,659   $      39,313    $   154,332   $    121,291
 Commercial loans                                        5,996           5,025         21,923         18,309
 Consumer loans                                          8,133           7,136         30,523         23,084
 Investment securities                                   4,260           4,661         17,185         19,183
 Securities available for sale                          11,797          14,072         50,698         46,675
 Other short-term investments                               94              72            513            480
 Federal funds                                             469              52          1,288            521
                                                    ------------- ---------------  ------------- --------------
                   Total interest income                69,408          70,331        276,462        229,543
                                                    ------------- ---------------  ------------- --------------

Interest expense:
 Deposits                                               17,155          12,383         59,774         39,506
 Borrowed funds                                          8,354           9,099         33,759         27,107
 Subordinated debentures                                   391             319          1,474            572
                                                    ------------- ---------------  ------------- --------------
                   Total interest expense               25,900          21,801         95,007         67,185
                                                    ------------- ---------------  ------------- --------------
                   Net interest income                  43,508          48,530        181,455        162,358

Provision for loan losses                                  100             900            600          3,600
                                                    ------------- ---------------  ------------- --------------

                   Net interest income after
                   provision for loan losses            43,408          47,630        180,855        158,758
                                                    ------------- ---------------  ------------- --------------

Non-interest income:
 Fees                                                    5,707           5,323         22,968         20,859
 Net gain (loss) on securities transactions                157             (2)            308          1,310
 Bank-owned life insurance                               1,305           1,284          5,143          4,477
 Other income                                              510            (26)            802          2,505
                                                    ------------- ---------------  ------------- --------------
                   Total non-interest income             7,679           6,579         29,221         29,151
                                                    ------------- ---------------  ------------- --------------

Non-interest expense:
 Compensation and employee benefits                     14,614          14,747         64,800         61,098
 Net occupancy expense                                   4,933           4,653         19,456         17,008
 Data processing expense                                 2,302           2,414          8,764          8,234
 Amortization of intangibles                             1,579           2,218          7,160          5,266
 Advertising and promotion                                 987           1,072          4,277          5,969
 Other operating expenses                                5,128           7,147         19,721         21,759
                                                    ------------- ---------------  ------------- --------------
                   Total non-interest expense           29,543          32,251        124,178        119,334
                                                    ------------- ---------------  ------------- --------------
                   Income before income tax expense     21,544          21,958         85,898         68,575
Income tax expense                                       6,773           4,875         27,399         19,274
                                                    ------------- ---------------  ------------- --------------
                   Net income                      $    14,771   $      17,083    $    58,499   $     49,301
                                                    ============= ===============  ============= ==============

Basic earnings per share                                   $0.23           $0.25          $0.89          $0.80
Average basic shares outstanding                      64,282,046      69,031,409     66,083,173     61,576,544

Diluted earnings per share                                 $0.23           $0.24          $0.88          $0.80
Average diluted shares outstanding                    65,022,636      69,766,411     66,836,536     61,932,173


                                                                  PROVIDENT FINANCIAL SERVICES, INC.
                                                                  CONSOLIDATED FINANCIAL HIGHLIGHTS
                                                           (Dollars in thousands, except share data) (Unaudited)

                                                            At or for the Three              At or for the
                                                                Months Ended                   Year Ended
                                                                December 31,                  December 31,
                                                       -------------------------------------------------------------
                                                             2005           2004          2005           2004
                                                             ----           ----          ----           ----
INCOME STATEMENT:
Net interest income                                             $43,508       $48,530       $181,455       $162,358
Provision for loan losses                                           100           900            600          3,600
Non-interest income                                               7,679         6,579         29,221         29,151
Non-interest expense                                             29,543        32,251        124,178        119,334
Income before income tax expense                                 21,544        21,958         85,898         68,575
Net income                                                       14,771        17,083         58,499         49,301
Basic earnings per share                                          $0.23         $0.25          $0.89          $0.80
Diluted earnings per share                                        $0.23         $0.24          $0.88          $0.80
Interest rate spread                                              2.91%         3.11%          3.01%          3.09%
Net interest margin                                               3.27%         3.38%          3.34%          3.40%

PROFITABILITY:
Annualized return on average assets                               0.96%         1.05%          0.94%          0.93%
Annualized return on average equity                               5.45%         6.01%          5.32%          5.06%
Annualized non-interest expense to
    average assets                                                1.93%         1.97%          2.00%          2.24%
Efficiency ratio (1)                                             57.72%        58.52%         58.94%         62.31%

ASSET QUALITY:
Non-performing loans                                                                          $6,005         $6,195
Foreclosed assets                                                                                670            140
Non-performing loans to
    total loans                                                                                0.16%          0.17%
Non-performing assets to
    total assets                                                                               0.11%          0.10%
Allowance for loan losses                                                                    $31,980        $33,766
Allowance for loan losses to
    non-performing loans                                                                     532.56%        545.05%
Allowance for loan losses to
    total loans                                                                                0.86%          0.91%

AVERAGE BALANCE SHEET DATA:
Assets                                                       $6,084,665    $6,485,607     $6,220,912     $5,315,860
Loans, net                                                    3,661,156     3,711,983      3,658,930      2,906,982
Earning assets                                                5,315,713     5,705,720      5,439,779      4,774,031
Core deposits                                                 2,498,879     2,654,426      2,560,690      2,178,806
Borrowings                                                    1,029,271     1,246,652      1,105,948        956,922
Interest-bearing liabilities                                  4,484,223     4,835,099      4,597,539      3,909,188
Stockholders' equity                                          1,075,263     1,128,147      1,099,842        974,963
Average yield on interest-
    earning assets                                                5.20%         4.90%          5.08%          4.81%
Average cost of interest-
    bearing liabilities                                           2.29%         1.79%          2.07%          1.72%

Notes
(1) Efficiency Ratio Calculation

                                                        Three Months Ended            Year Ended
                                                           December 31,              December 31,
                                                           ------------              ------------
                                                         2005        2004          2005        2004
                                                         ----        ----          ----        ----
Net interest income                                    $43,508     $48,530     $ 181,455    $162,358
Non-interest income                                      7,679       6,579        29,221      29,151
                                                     ----------  ----------   ----------  -----------
Total income                                          $ 51,187    $ 55,109     $ 210,676   $ 191,509
                                                        ======      ======       =======     =======

Non-interest expense                                  $ 29,543    $ 32,251     $ 124,178   $ 119,334
                                                        ======      ======       =======     =======

    Expense/Income:                                     57.72%      58.52%       58.94%      62.31%
                                                        ======      ======       ======      ======

Average Quarterly Balances
NET INTEREST MARGIN ANALYSIS
(Unaudited)(Dollars in Thousands)

                                                        December 31, 2005                    September 30, 2005
                                                  Average                    Average    Average                 Average
                                                  Balance      Interest       Yield     Balance      Interest     Yield
                                             ---------------------------------------  ---------------------------------
Interest-Earning Assets:
   Federal Funds Sold and
        Other Short-Term Investments          $       57,859 $        563      3.86%   $    46,332 $      386     3.31%
   Investment Securities (1)                         419,244        4,260      4.06%       429,596      4,275     3.99%
   Securities Available for Sale                   1,135,151       11,208      3.95%     1,222,842     11,705     3.83%
   Federal Home Loan Bank Stock                       42,303          589      5.52%        44,213        566     5.08%
   Net Loans (2)
        Total Mortgage Loans                       2,747,964       38,659      5.61%     2,747,397     38,759     5.63%
        Total Commercial Loans                       363,745        5,996      6.45%       371,342      5,691     6.00%
        Total Consumer Loans                         549,447        8,133      5.88%       541,025      7,889     5.79%
                                               -------------- ------------              ----------- ----------
        Total Interest-Earning Assets              5,315,713       69,408      5.20%     5,402,747     69,271     5.11%
                                               -------------- ------------              ----------- ----------

Non-Interest Earning Assets:
   Cash and Due from Banks                            89,474                               102,519
   Other Assets                                      679,478                               683,507
                                               --------------                           -----------
            Total Assets                      $    6,084,665                           $ 6,188,773
                                               ==============                           ===========

Interest-Bearing Liabilities:
   Demand Deposits                            $      637,084        2,084      1.30%   $   614,294      1,698     1.10%
   Savings Deposits                                1,389,260        3,912      1.12%     1,468,944      4,119     1.11%
   Time Deposits                                   1,428,608       11,159      3.10%     1,378,586      9,786     2.82%
                                               -------------- ------------              ----------- ----------
            Total Deposits                         3,454,952       17,155      1.97%     3,461,824     15,603     1.79%
                                               -------------- ------------              ----------- ----------

   Borrowed Funds                                  1,029,271        8,745      3.37%     1,103,611      8,857     3.18%
                                               -------------- ------------              ----------- ----------
          Total Borrowings                         1,029,271        8,745      3.37%     1,103,611      8,857     3.18%
                                               -------------- ------------              ----------- ----------
         Total Interest-Bearing Liabilities        4,484,223       25,900      2.29%     4,565,435     24,460     2.13%
                                               -------------- ------------              ----------- ----------

Non-Interest Bearing Liabilities                     525,179                               530,462
                                               --------------                           -----------
             Total Liabilities                     5,009,402                             5,095,897
Stockholders' Equity                               1,075,263                             1,092,876
                                               --------------                           -----------
            Total Liabilities &
             Stockholders' Equity             $    6,084,665                           $ 6,188,773
                                               ==============                           ===========

Net interest income                                          $     43,508                          $   44,811
                                                              ============                          ==========

Net interest rate spread                                                       2.91%                              2.98%
                                                                               ====                               ====
Net interest-earning assets                   $      831,490                           $   837,312
                                               ==============                           ===========

Net interest margin (3)                                                        3.27%                              3.31%
                                                                               ====                               ====
Ratio of interest-earning assets to
      interest-bearing liabilities                      1.19x                                 1.18x
                                               ==============                           ===========

----------------------------------------------
   (1)  Average outstanding balance amounts shown are amortized cost.
   (2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
   (3) Annualized net interest income divided by average interest-earning assets.

   The following table summarizes the quarterly net interest margin for the previous year, inclusive.


                                                 12/31/05       9/30/05     6/30/05     3/31/05    12/31/04
                                                 4th Qtr.      3rd Qtr.    2nd Qtr.     1st Qtr.    4th Qtr.
                                                 --------      --------    --------     --------    --------
Interest-Earning Assets:
   Securities                                      4.02%         3.88%       3.86%        3.90%      3.76%
   Net Loans                                       5.73%         5.69%       5.58%        5.53%      5.52%
     Total Interest-Earning Assets                 5.20%         5.11%       5.01%        4.97%      4.90%

Interest-Bearing Liabilities:
   Total Deposits                                  1.97%         1.79%       1.61%        1.48%      1.37%
   Total Borrowings                                3.37%         3.18%       3.12%        3.08%      3.01%
      Total Interest-Bearing Liabilities           2.29%         2.13%       1.97%        1.88%      1.79%

Interest Rate Spread                               2.91%         2.98%       3.04%        3.09%      3.11%
Net Interest Margin                                3.27%         3.31%       3.34%        3.38%      3.38%
Ratio of Interest-Earning Assets to
      Total Interest-Bearing Liabilities           1.19x         1.18x        1.18x       1.18x      1.18x

Average YTD Balances
NET INTEREST MARGIN ANALYSIS
(Unaudited)(Dollars in Thousands)

                                                        December 31, 2005                      December 31, 2004
                                                  Average                    Average    Average                 Average
                                                  Balance      Interest       Yield     Balance      Interest     Yield
                                             ---------------------------------------  ---------------------------------
Interest-Earning Assets:
   Federal Funds Sold and
        Other Short-Term Investments          $       58,156 $      1,801      3.10%   $    87,635 $    1,001     1.14%
   Investment Securities (1)                         428,461       17,185      4.01%       484,583     19,183     3.96%
   Securities Available for Sale                   1,249,419       48,607      3.89%     1,253,570     45,968     3.67%
   Federal Home Loan Bank Stock                       44,813        2,091      4.67%        41,261        707     1.71%
   Net Loans (2)
        Total Mortgage Loans                       2,763,222      154,332      5.59%     2,183,550    121,291     5.55%
        Total Commercial Loans                       360,166       21,923      6.09%       320,669     18,309     5.71%
        Total Consumer Loans                         535,542       30,523      5.70%       402,763     23,084     5.73%
                                               -------------- ------------              ----------- ----------
        Total Interest-Earning Assets              5,439,779      276,462      5.08%     4,774,031    229,543     4.81%
                                               -------------- ------------              ----------- ----------

Non-Interest Earning Assets:
   Cash and Due from Banks                            98,854                                93,511
   Other Assets                                      682,279                               448,318
                                               --------------                           -----------
            Total Assets                      $    6,220,912                           $ 5,315,860
                                               ==============                           ===========

Interest-Bearing Liabilities:
   Demand Deposits                            $      618,280        6,223      1.01%   $   541,120      4,274     0.79%
   Savings Deposits                                1,474,053       15,657      1.06%     1,254,758     11,011     0.88%
   Time Deposits                                   1,399,258       37,894      2.71%     1,156,388     24,221     2.09%
                                               -------------- ------------              ----------- ----------
            Total Deposits                         3,491,591       59,774      1.71%     2,952,266     39,506     1.34%
                                               -------------- ------------              ----------- ----------

   Borrowed Funds                                  1,105,948       35,233      3.19%       956,922     27,679     2.89%
                                               -------------- ------------              ----------- ----------
          Total Borrowings                         1,105,948       35,233      3.19%       956,922     27,679     2.89%
                                               -------------- ------------              ----------- ----------
         Total Interest-Bearing Liabilities        4,597,539       95,007      2.07%     3,909,188     67,185     1.72%
                                               -------------- ------------              ----------- ----------

Non-Interest Bearing Liabilities                     523,531                               431,709
                                               --------------                           -----------
             Total Liabilities                     5,121,070                             4,340,897
Stockholders' Equity                               1,099,842                               974,963
                                               --------------                           -----------
            Total Liabilities &
             Stockholders' Equity             $    6,220,912                           $ 5,315,860
                                               ==============                           ===========

Net interest income                                          $    181,455                          $  162,358
                                                              ============                          ==========

Net interest rate spread                                                       3.01%                              3.09%
                                                                               ====                               ====
Net interest-earning assets                   $      842,240                           $   864,843
                                               ==============                           ===========

Net interest margin (3)                                                        3.34%                              3.40%
                                                                               ====                               ====
Ratio of interest-earning assets to
      interest-bearing liabilities                      1.18x                                 1.22x
                                               ==============                           ===========

----------------------------------------------
   (1)  Average outstanding balance amounts shown are amortized cost.
   (2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
   (3) Annualized net interest income divided by average interest-earning assets.

   The following table summarizes the YTD net interest margin for the previous three years, inclusive.

                                                             Year Ended
                                               ----------------------------------------
                                                 12/31/05      12/31/04    12/31/03
                                                 --------      --------    --------
Interest-Earning Assets:
   Securities                                      3.91%         3.58%       3.31%
   Net Loans                                       5.65%         5.60%       6.13%
     Total Interest-Earning Assets                 5.08%         4.81%       4.78%

Interest-Bearing Liabilities:
   Total Deposits                                  1.71%         1.34%       1.66%
   Total Borrowings                                3.19%         2.89%       2.72%
      Total Interest-Bearing Liabilities           2.07%         1.72%       1.87%

Interest Rate Spread                               3.01%         3.09%       2.91%
Net Interest Margin                                3.34%         3.40%       3.37%
Ratio of Interest-Earning Assets to
      Total Interest-Bearing Liabilities           1.18x         1.22x        1.32x